UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported) - August 28, 2015 (August 28, 2015)

COOPER-STANDARD HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54305	20-1945088
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

39550 Orchard Hill Place Drive, Novi, Michigan	48375
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code (248) 596-5900

Check the appropriate box below in the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

¬	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¬	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¬	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¬	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Jonathan P. Banas as Vice President, Corporate Controller and Chief Accounting Officer, effective September 14, 2015

On August 28, 2015, Cooper-Standard Holdings Inc., the parent company of Cooper-Standard Automotive Inc. (“Cooper Standard”), announced the appointment of Jonathan P. Banas as Vice President, Corporate Controller and Chief Accounting Officer, effective September 14, 2015.

Prior to joining Cooper Standard, Mr. Banas, 45, served as Director, Financial Reporting of ZF TRW Automotive Holdings Corp. (formally TRW Automotive Holdings Corp.) from 2010 to 2015. Prior to this role, Mr. Banas served as Senior Manager of Financial Planning and Analysis from 2007 to 2010 and of Financial Reporting and Technical Accounting from 2004 to 2001 at TRW Automotive Holdings Corp. From 2003 to 2004, Mr. Banas held corporate accounting and financial reporting roles with Hayes Lemmerz International, Inc.  Mr. Banas was President of 664 Consulting Group, PC from 2000 to 2003 and Manager, Audit and Assurance at KPMG LLP from 1994 to 1999.

Under the terms of Mr. Banas’ offer letter (the “Offer Letter”), as Vice President, Corporate Controller and Chief Accounting Officer, he will be entitled to an annual base salary of $250,000 and will be eligible to participate in Cooper Standard’s 2011 Omnibus Incentive Plan (which includes the annual incentive plan and the long-term incentive program (“LTIP”)). For 2015, Mr. Banas’ annual incentive target will be 35% of his base salary. In November of 2015, Mr. Banas will receive a one-time signing bonus of $100,000, which is reimbursable to the Company should Mr. Banas voluntarily terminate his employment prior to his one year-anniversary date. Additionally, subject to his continued employment, Mr. Banas will receive a one-time payment of $60,000 on his one-year anniversary date of employment. The Compensation Committee will determine the basis upon which achievement and payout will be determined for the performance award component of the LTIP, and may also consider allocating the aggregate LTIP award across performance share units, restricted stock units and stock options different than those in prior years.

Mr. Banas’ Offer Letter is included in this filing as Exhibit 10.1 and is incorporated herein by reference. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Offer Letter.

Item 8.01    Other Events.

On August 28, 2015, Cooper Standard issued a press release announcing the events described under Item 5.02 above. The press release is attached hereto as Exhibit 99.1.

Item 9.01.                       Financial Statements and Exhibits.

(d)  Exhibits

10.1    Offer Letter between Jonathan P. Banas and Cooper-Standard Automotive Inc. dated August 17, 2015.
99.1    Press Release dated August 28, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cooper-Standard Holdings Inc.

/s/ Aleksandra A. Miziolek
Name:	Aleksandra A. Miziolek
Title:	Senior Vice President, General Counsel and Secretary

Date: August 28, 2015

EXHIBIT INDEX

Exhibit Number	Exhibit Description
10.1	Offer Letter between Jonathan P. Banas and Cooper-Standard Automotive Inc. dated August 17, 2015.
99.1	Press Release dated August 28, 2015.